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                                                                  EXHIBIT 23(a)
                                                                  -------------



                        CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Shareholders of
The Providence Journal Company:



We consent to the incorporation by reference herein of our reports on the consolidated financial statements and schedule of Providence Journal Company and Subsidiaries and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                /s/KPMG Peat Marwick LLP


KPMG Peat Marwick LLP
Providence, Rhode Island
October 31, 1995